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                                                                    EXHIBIT 23.3







                      CONSENT OF INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Physician Sales & Service, Inc., of our report dated December 1, 1994 on the consolidated statements of operations, cash flows and shareholders' equity of Taylor Medical, Inc., and subsidiaries for the year ended March 31, 1994 appearing in the Form 8-K/A of Physician Sales & Service, Inc. dated March 5, 1997.



PRICE WATERHOUSE LLP
Houston, Texas
March 14, 1997